EXHIBIT 10.1



                    MANUFACTURING SERVICES AGREEMENT BETWEEN
                JABIL CIRCUIT, INC. AND SKYE INTERNATIONAL, INC.










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                                                                    CONFIDENTIAL

JABIL
CIRCUIT






                        MANUFACTURING SERVICES AGREEMENT


                                     BETWEEN


                               JABIL CIRCUIT, INC.

                                       AND

                            SKYE INTERNATIONAL, INC.










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                                      INDEX

SECTION 1   DEFINITIONS...................................................PAGE 1

SECTION 2   LIST OF SCHEDULES.............................................PAGE 4

SECTION 3   BUILD SCHEDULE FORECASTS......................................PAGE 4

SECTION 4   MANUFACTURING SERVICES........................................PAGE 4

            4.1     Testing.
            4.2     Packaging and Shipping.
            4.3     Items to be Supplied by SKYE.
            4.4     Items to be Supplied by Jabil.
            4.5     SKYE Inspection.
            4.6     Materials Procurement.
            4.7     Equitable Adjustment.

SECTION 5   WARRANTY & RMA PROCEDURE......................................PAGE 5

            5.1     Jabil Warranty.
            5.2     Repair or Replacement of Defective Product.
            5.3     Limitation of Warranty.
            5.4     ECO Upgrade.

SECTION 6   LIMITATION OF DAMAGES.........................................PAGE 6

SECTION 7   DELIVERY, RISK OF LOSS AND PAYMENT TERMS......................PAGE 7

            7.1     Payment.
            7.2     Taxes.

SECTION 8   IMPORT AND EXPORT.............................................PAGE 7

            8.1     Responsibilities, Licenses, Approvals and Authorizations.
            8.2     Export Control Assumptions and Notice.

SECTION 9   DESIGN SERVICES...............................................PAGE 8

SECTION 10  CHANGE ORDERS, RESCHEDULING AND CANCELLATION..................PAGE 8

            10.1 Changes to Manufacturing Services, Packaging and Shipping Specifications and Test Procedures.
            10.2    Production Increases.
            10.3    Product Configuration Changes and Engineering Changes.
            10.4    Treatment of Obsolete/End-of-Life Material.
            10.5    Rescheduled Delivery and Cancellation of Orders.



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            10.6    Termination Charges.
            10.7    Duty to Mitigate Costs.

SECTION 11  TERM.........................................................PAGE 10

SECTION 12  TERMINATION..................................................PAGE 10

            12.1    Termination for Convenience.
            12.2    Termination for Cause.
            12.3    Termination for Bankruptcy/Insolvency.
            12.4    Termination Consequences.

SECTION 13  CONFIDENTIALITY..............................................PAGE 11

            13.1    Confidentiality Obligations.
            13.2    Employees, Agents and Representatives.
            13.3    Term and Enforcement.
            13.4    Return of Proprietary Information and Technology.

SECTION 14  INTELLECTUAL PROPERTY RIGHTS; ASSIGNMENT.....................PAGE 12

            14.1    Jabil Existing Intellectual Property.
            14.2    Jabil Created Intellectual Property.

SECTION 15  MANUFACTURING RIGHTS.........................................PAGE 12

SECTION 16  COMPANY WARRANTY AND INDEMNIFICATION.........................PAGE 13

SECTION 17  RELATIONSHIP OF PARTIES......................................PAGE 13

SECTION 18  INSURANCE....................................................PAGE 13

SECTION 19  PUBLICITY....................................................PAGE 13

SECTION 20  FORCE MAJEURE................................................PAGE 13






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SECTION 21  MISCELLANEOUS................................................PAGE 14

            21.1    Notices.
            21.2    Attorney's Fees and Costs.
            21.3    Amendment.
            21.4    Partial Invalidity.
            21.5    Monies.
            21.6    Entire Agreement.
            21.7    Binding Effect.
            21.8    Waiver.
            21.9    Captions.
            21.10   Construction.
            21.11   Section References.
            21.12   Business Day.
            21.13   Dispute Resolution.
            21.14   Other Documents.
            21.15   Counterparts.
            21.16   Governing Law and Jurisdiction
            21.17   Federal Regulations.














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                        MANUFACTURING SERVICES AGREEMENT

         This Manufacturing Agreement ("Agreement") is entered into by and between Jabil Circuit, Inc., a Delaware corporation ("Jabil"), having offices at 10560 Dr. M.L. King Jr. Street North St. Petersburg, Florida 33716, on behalf of Jabil and its Subsidiaries, and Skye International, Inc., a Nevada corporation ("SKYE"), having its principal place of business at 7150 West Erie Street Chandler, AZ 85226-2424. Jabil and SKYE are referred to herein as "Party" or "Parties".

                                    RECITALS

         A. Jabil is in the business of designing, developing, manufacturing, testing, configuring, assembling, packaging and shipping electronic assemblies and systems.

         B. SKYE is in the business of designing, developing, distributing, marketing and selling products containing electronic and mechanical assemblies and systems.

         C. Whereas, the Parties desire that Jabil manufacture, test, configure, assemble, package and/or ship certain electronic and mechanical assemblies and systems pursuant to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                      TERMS
1        DEFINITIONS.  In addition to terms defined elsewhere in this Agreement, the capitalized terms set forth below shall have the following meaning:

              1.1 "ADDITIONAL SERVICES" means services such as, design for manufacturability, manufacturing design test support, computer assisted design for manufacturability, test development services, volume production and advanced packaging technologies all as specified and approved by SKYE and agreed to by Jabil.

              1.2 "AFFILIATE" means with respect to a Person, any other Person which directly or indirectly controls, or is controlled by, or is under common control with, the specified Person or an officer, director or 10% or more shareholder of the specified Person. For purposes of the preceding sentence, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, or direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 5% or more of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, 5% or more of any class of equity interest).

              1.3 "APPROVED MANUFACTURERS LIST" OR "AML" shall mean the manufacturers designated, specified and/or approved by SKYE.

              1.4 "BUILD SCHEDULE" means a manufacturing schedule (or order) provided to Jabil by SKYE in writing which specifies the Product to be manufactured, including the quantity of each Product, its description and part number, agreed pricing, shipping instructions and requested delivery date.


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              1.5    "BUILD  SCHEDULE  FORECAST"  means  the   monthly  forecast
provided to Jabil by SKYE, in writing, of quantity requirements of each Product that SKYE anticipates requiring during the next twelve (12) month period.

              1.6 "COMMERCIALLY REASONABLE EFFORTS" means those efforts that would be deemed both commercially practicable and reasonably financially prudent after having taken into account all relevant commercial considerations. "Relevant commercial considerations" shall be deemed to include, without limitation (1) all pertinent facts and circumstances (2) financial costs (3) resource availability and impact (4) probability of success; and (5) other commercial practicalities.

              1.7    "COMPONENTS  SUPPLIED BY SKYE"  means  those  components or
materials  that  SKYE  provides,   directly  or  indirectly,   to  Jabil  to  be
incorporated into the Product.

              1.8 "EDI" shall mean electronic data interchange available for certain communications as determined by Jabil.

              1.9 "EFFECTIVE DATE" shall mean the date upon which the terms and conditions of this Agreement shall become effective by and between the Parties. The Parties have agreed that the Effective Date of this Agreement shall be the 30th day of January, 2006.

              1.10 "E&O INVENTORY" means materials and components and any work-in-process (WIP) or finished Product incorporating materials and/or components that fall under the category of either Excess Inventory or Obsolete Materials (as defined herein) purchased or on order by Jabil based on a Build Schedule Forecast, Build Schedule, or other written instruction by SKYE to Jabil.

              1.11 "EXCESS INVENTORY" means materials and components in Jabil inventory that are in excess of current SKYE demand purchased or on order by Jabil based on a Build Schedule Forecast, Build Schedule, or other written instruction by SKYE to Jabil.

              1.12 "FEE AND PRICE SCHEDULE" shall mean the prices and fees set forth Schedule 1, or as specified in Jabil quotations to SKYE or as otherwise agreed in writing between the parties.

              1.13 "FOB" shall mean the shipper must at its own expense and risk transport the goods to the place of destination.

              1.14 "INCLUDING" shall be defined to have the meaning "including, without limitation."

              1.15 "IN WRITING" shall mean written documents, EDI with phone confirmation, verified faxes and successfully transmitted e-mails.

              1.16 "JABIL CIRCUIT, INC." AND "JABIL" shall be defined to include any Jabil Subsidiary.

              1.17 "JABIL CREATED INTELLECTUAL PROPERTY" means any discoveries, inventions, technical information, procedures, manufacturing or other processes, software, firmware, technology, know-how or other intellectual property rights created, developed or reduced to practice by or for Jabil in (i) preparing any Product provided pursuant to this Agreement, or (ii) which is otherwise embodied within the Manufacturing Services or any other work provided pursuant to this Agreement.



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              1.18   "JABIL   EXISTING   INTELLECTUAL   PROPERTY"   means    any
discoveries, inventions, technical information, procedures, manufacturing or other processes, software, firmware, technology, know-how or other intellectual property rights owned or developed by Jabil outside of this Agreement or known by Jabil prior to the execution of this Agreement that are used by Jabil in creating, or are embodied within, any Product, the Manufacturing Services or other work performed under this Agreement.

              1.19 "JABIL INTELLECTUAL PROPERTY" shall mean both Jabil Created Intellectual Property and Jabil Existing Intellectual Property, collectively.

              1.20 "JABIL MANUFACTURING PROCESS" means Jabil's process employed to manufacture, test, configure and assemble Product manufactured for SKYE pursuant to the terms of this Agreement.

              1.21 "LEAD-TIME" means the minimum amount of time in advance of shipment that Jabil must receive a Build Schedule in order to deliver Product by the requested delivery date.

              1.22 "LOANED EQUIPMENT" means capital equipment (including tools) which is loaned to Jabil by or on behalf of SKYE to be used by Jabil to perform the Manufacturing Services and includes all equipment, tools and fixtures purchased specifically for SKYE, by Jabil, to perform the Manufacturing Services and that are paid for in full by SKYE.

              1.23 "MANUFACTURING SERVICES" means the services performed by Jabil hereunder which shall include but not be limited to manufacturing, testing, configuring, assembling, packaging and/or shipping of the Product, including any Additional Services, all in accordance with the Specifications.

              1.24 "NRE COSTS" shall consist of expenses incurred by Jabil under this Agreement, including design engineering services, testing, fixturing and tooling and other out-of-pocket costs.

              1.25 "OBSOLETE MATERIALS" mean materials and components in Jabil inventory that no longer appear on a SKYE bill of materials (BOM), or which appear on a SKYE BOM of a Product that no longer has demand as indicated by a Build Schedule, Build Schedule Forecast, or BOM purchased or on order by Jabil based on a Build Schedule Forecast, Build Schedule, or other written instruction by SKYE to Jabil.

              1.26   "PACKAGING   AND   SHIPPING   SPECIFICATIONS"   shall  mean
packaging and shipping specifications set forth in Schedule 1 and otherwise supplied and/or approved by SKYE.

              1.27 "PERSON" means any corporation, business entity, natural person, firm, joint venture, limited or general partnership, limited liability entity, limited liability partnership, trust, unincorporated organization, association, government, or any department or agency of any government.

              1.28 "PRODUCT(S)" means the product(s) manufactured and assembled by Jabil on behalf of SKYE under this Agreement as identified in
Schedule 1 (or any subsequent Schedule 1 prepared for any product to be manufactured hereunder) or in mutually agreed Build Schedules, including any updates, renewals, modifications or amendments thereto.

              1.29 "PROPRIETARY INFORMATION AND TECHNOLOGY" means software, firmware, hardware, technology and know-how and other proprietary information or intellectual property embodied therein that is known, owned or licensed by and proprietary to either Party and not generally available to the public, including plans, analyses, trade secrets, patent rights, copyrights, trademarks, inventions, fees and pricing information,



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operating   procedures,   procedure  manuals,   processes,   methods,   computer
applications, programs and designs, and any processed or collected data. The failure to label any of the foregoing as "confidential" or "proprietary" shall not mean it is not Proprietary Information and Technology.

              1.30 "PURCHASING STANDARD COST" OR "PSC" means Jabil's internal purchasing cost breakdown utilized to develop the materials and components pricing in its enterprise resource planning (ERP).

              1.31 "SPECIFICATIONS" means the technical specifications for manufacturing set forth in Schedule 1 and otherwise supplied and/or approved by SKYE. Specifications may be amended from time to time by amendments in the form of written engineering change orders agreed to by the Parties.

              1.32 "SOW" shall mean the statement of work for each Product set forth in any Schedule 1 as amended in writing from time to time upon mutual agreement of the Parties.

              1.33 "SUBSIDIARY(IES)" means any corporation, partnership, joint venture, limited liability entity, trust, association or other business entity of which a Party or one or more of its Subsidiaries, owns or controls more than 50% of the voting power for the election of directors, managers, partners, trustees or similar parties.

              1.34 "SUPPLIER PURCHASE REQUIREMENTS" means a minimum order quantity, lead time or automated pick and place efficiency form factor requirement imposed on Jabil by a supplier.

              1.35   "TEST  PROCEDURES"  shall   mean   testing  specifications,
standards, procedures and parameters set forth in Schedule 1 and otherwise supplied and/or approved by SKYE.

              1.36 "UNIQUE COMPONENTS" means those non-standard components or materials procured exclusively for incorporation into the Product.

2        LIST OF SCHEDULE(S).  This Agreement includes the following Schedule(s)
for each Product to be manufactured hereunder, which are hereby incorporated herein and made a part of this Agreement:

                  Schedule 1 - Statement of Work.

3        BUILD SCHEDULE FORECASTS.  Within ten (10) business days following  the execution of this Agreement, SKYE shall provide Jabil with a Build Schedule Forecast. The Build Schedule Forecast shall be updated by SKYE, in writing, on at least a monthly basis and will, along with mutually agreed Build Schedules, form the basis for Jabil's material commitments, subject to any Supplier Purchase Requirements. Jabil and SKYE may review Supplier Purchase Requirements and applicable Lead-times during quarterly meetings. Any rescheduling of a Build Schedule (order) shall be subject to the terms set forth in Section 10.5.

4        MANUFACTURING  SERVICES.   Jabil   will   manufacture  the  Product  in
accordance with the Specifications and any applicable Build Schedules. Jabil will reply to each proposed Build Schedule that is submitted in accordance with the terms of this Agreement by notifying SKYE of its acceptance or rejection within three (3) business days of receipt of any proposed Build Schedule. In the event of Jabil's rejection of a proposed Build Schedule, Jabil's notice of rejection will specify the basis for such rejection. When requested by SKYE, and subject to appropriate fee and cost adjustments, Jabil will provide Additional Services for existing or future Product manufactured by Jabil.

              4.1 TESTING. Jabil will test the Product in accordance with the Test Procedures provided by SKYE.


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              4.2    PACKAGING  AND  SHIPPING.  Jabil  will package and ship the
Product in accordance with Packaging and Shipping Specifications provided by SKYE.

              4.3 ITEMS TO BE SUPPLIED BY SKYE. SKYE shall supply to Jabil, according to the terms and conditions specified herein, SKYE Proprietary Information and Technology and, if applicable, the Loaned Equipment, Components Supplied by SKYE and Unique Components necessary for Jabil to perform the Manufacturing Services. SKYE will also provide to Jabil all Specifications, Test Procedures, Packaging and Shipping Specifications, Product design drawings, approved vendor listings, material component descriptions (including approved substitutions), manufacturing process requirements, and any other specifications necessary for Jabil to perform the Manufacturing Services. SKYE shall be solely responsible for the sufficiency and adequacy of the Specifications, Packaging and Shipping Specifications and Test Procedures, and shall hold Jabil harmless for any claims arising therefrom. SKYE shall be solely responsible for delay in delivery, defects and enforcement of warranties related to the Loaned Equipment, Components Supplied by SKYE and Unique Components and shall hold Jabil harmless for any claim arising therefrom.

              4.4 ITEMS TO BE SUPPLIED BY JABIL. Jabil will employ the Jabil Manufacturing Process, any required manufacturing technology, manufacturing capacity, labor, transportation logistics, systems and facilities necessary for Jabil to perform the Manufacturing Services.

              4.5 SKYE INSPECTION. SKYE shall have the right, upon reasonable advance notice, during normal business hours and at its expense to inspect, review, monitor and oversee the Manufacturing Services, provided that such inspection shall not disrupt Jabil's normal business operations. SKYE shall cause each of its employees, agents and representatives who have access to Jabil's facilities, to maintain, preserve and protect all Proprietary Information and Technology of Jabil and the confidential or proprietary information and technology of Jabil's other customers.

              4.6 MATERIALS PROCUREMENT. Jabil will use Commercially Reasonable Efforts to procure components, per the Approved Manufacturers List provided by SKYE necessary to fulfill mutually agreed upon Build Schedules. SKYE shall be responsible for the performance of such manufacturers.

              4.7 EQUITABLE ADJUSTMENT. In the event Jabil's cost of performance significantly changes due to causes beyond its reasonable control, Jabil shall be entitled to an equitable adjustment to price and/or schedule on any open Build Schedules. Jabil shall be entitled to suspend performance until such adjustments are negotiated by the parties in good faith and implemented through written change orders. Upon request, Jabil shall provide to SKYE reasonably detailed supporting documentation for the equitable adjustment it seeks.

5        WARRANTY & RMA PROCEDURE.

              5.1 JABIL WARRANTY. Jabil warrants (i) that it will manufacture the Product in accordance with IPC-A-610 Class 2 workmanship standard, and (ii) that at the time of manufacture, the Product will conform, in all material respects, to the Specifications. The above warranty shall remain in effect for a period of one year from the date any Product is initially delivered to SKYE or to SKYE's designated carrier ("Warranty Period"). This warranty is extended to, and may only be enforced by, SKYE.

              5.2 REPAIR OR REPLACEMENT OF DEFECTIVE PRODUCT. In accordance with Jabil's standard return material authorization process and procedure ("RMA"), Jabil will either repair, replace or issue credit, in its sole discretion, any Product that contains a defect caused by a breach of the warranty set forth in this Section 5 provided that the Product is received within ninety (90) days following the end of any applicable Warranty Period ("RMA


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Product"). If SKYE desires to return a Product based on a claim of breach of the warranty set forth in this Section 5, SKYE shall request an RMA number from Jabil. SKYE shall then consign the alleged defective Product, FOB Jabil's designated repair facility, and specify the Jabil assigned RMA number. Jabil will analyze any such RMA Product and, if a breach of warranty is found ("Defect"), then Jabil will repair or replace the RMA Product within twenty (20) business days of receipt by Jabil of the RMA Product and all required associated documentation. In the event a Defect is found, Jabil will reimburse SKYE for the reasonable cost of transporting the RMA Product to Jabil's designated repair facility and Jabil will deliver the repaired RMA Product or its replacement, FOB SKYE's designated destination. If no such Defect is found, SKYE shall reimburse Jabil for all fees, costs and expenses incurred to analyze and, if requested by SKYE, repair or replace the non-Defective RMA Product and SKYE shall bear responsibility for all transportation costs to and from Jabil's designated repair facility.

              5.3 LIMITATION OF WARRANTY. THE REMEDY SET FORTH IN SECTION 5.2 SHALL CONSTITUTE COMPANY'S SOLE AND EXCLUSIVE REMEDY FOR A BREACH OF THE WARRANTY MADE BY JABIL HEREIN OR ANY OTHER OBLIGATION OF JABIL HEREUNDER. THE WARRANTY SET FORTH IN THIS SECTION 5 IS IN LIEU OF, AND JABIL EXPRESSLY DISCLAIMS, AND COMPANY EXPRESSLY WAIVES, ALL OTHER WARRANTIES AND REPRESENTATIONS OF ANY KIND WHATSOEVER WHETHER EXPRESS, IMPLIED, STATUTORY, ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR OTHERWISE, INCLUDING ANY WARRANTY OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR INFRINGEMENT OR MISAPPROPRIATION OF ANY RIGHT, TITLE OR INTEREST OF COMPANY OR ANY THIRD PARTY. COMPANY UNDERSTANDS AND AGREES THAT IT SHALL HAVE FULL AND EXCLUSIVE LIABILITY WITH RESPECT TO ANY PRODUCT, WHETHER FOR PRODUCT DESIGN LIABILITY, PRODUCT LIABILITY, DAMAGE TO PERSON OR PROPERTY AND/OR INFRINGEMENT OR MISAPPROPRIATION OF THIRD PARTY RIGHTS. NO ORAL OR WRITTEN STATEMENT OR REPRESENTATION BY JABIL, ITS AGENTS OR EMPLOYEES SHALL CONSTITUTE OR CREATE A WARRANTY OR EXPAND THE SCOPE OF ANY WARRANTY HEREUNDER.

JABIL'S WARRANTY SHALL NOT APPLY TO ANY PRODUCT JABIL DETERMINES TO HAVE BEEN SUBJECTED TO TESTING FOR OTHER THAN SPECIFIED ELECTRICAL CHARACTERISTICS OR TO OPERATING AND/OR ENVIRONMENTAL CONDITIONS IN EXCESS OF THE MAXIMUM VALUES ESTABLISHED IN APPLICABLE SPECIFICATIONS, OR TO HAVE BEEN THE SUBJECT OF MISHANDLING, ACCIDENT, MISUSE, NEGLECT, IMPROPER TESTING, IMPROPER OR
UNAUTHORIZED REPAIR, ALTERATION, DAMAGE, ASSEMBLY, PROCESSING OR ANY OTHER INAPPROPRIATE OR UNAUTHORIZED ACTION OR INACTION THAT ALTERS PHYSICAL OR ELECTRICAL PROPERTIES. THIS WARRANTY SHALL NOT APPLY TO ANY DEFECT IN THE PRODUCT ARISING FROM ANY DRAWING, DESIGN, SPECIFICATION, PROCESS, TESTING OR OTHER PROCEDURE, ADJUSTMENT OR MODIFICATION SUPPLIED AND/OR APPROVED BY COMPANY.

              5.4 ECO UPGRADE. RMAs for engineering change order (ECO) upgrades will also be subject to the RMA process. Jabil will analyze the ECO and provide a per unit upgrade cost and expected completion and delivery date.

6        LIMITATION OF DAMAGES

EXCEPT WITH REGARD TO ANY INDEMNITIES SET FORTH HEREIN, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER PERSON OR ENTITY UNDER ANY CONTRACT, TORT, STRICT LIABILITY, NEGLIGENCE, OR OTHER LEGAL OR
EQUITABLE  CLAIM  OR  THEORY  FOR ANY  SPECIAL,  INCIDENTAL,  CONSEQUENTIAL,  OR
INDIRECT



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DAMAGES, LOSS OF GOODWILL OR BUSINESS PROFITS, LOST REVENUE, WORK STOPPAGE, DATA
LOSS, COMPUTER FAILURE OR MALFUNCTION, OR FOR ANY AND ALL OTHER DAMAGES, LOSS, OR EXEMPLARY OR PUNITIVE DAMAGES WHETHER SUCH PARTY WAS INFORMED OR WAS AWARE OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE. IN NO EVENT SHALL JABIL'S TOTAL LIABILITY IN DAMAGES OR OTHERWISE TO COMPANY AND ITS AFFILIATES EXCEED PAYMENTS RECEIVED BY JABIL FOR THE UNIT OF PRODUCT GIVING RISE TO COMPANY'S CLAIM. THE FOREGOING SHALL NOT EXCLUDE OR LIMIT EITHER PARTY'S LIABILITY FOR DEATH OR PERSONAL INJURY RESULTING FROM ITS NEGLIGENCE TO THE EXTENT THAT SUCH LIABILITY CANNOT BY LAW BE LIMITED OR EXCLUDED.

7        DELIVERY,  TITLE  AND  RISK  OF LOSS.  For  purposes of this  Agreement delivery shall be FOB Jabil's facility and deemed to have occurred, and all risk of loss and title shall be transferred to SKYE, when Product (or any other items) are tendered to the carrier approved by SKYE.

              7.1 PRICING TERMS AND PAYMENT. SKYE may provide one or more requests for quotes (RFQs) for Products as the basis for Jabil's quotations. Jabil may include in its quotations or otherwise provide the Purchasing Standard Cost (PSC) as well as figures used by Jabil for assembly and test labor. The price per unit of Product shall be as stated on Jabil's quotation or as otherwise mutually agreed in writing. SKYE shall pay Jabil all monies when due, including all NRE Costs associated with this Agreement and E&O Inventory invoiced pursuant to Section 10.4. Payment of all invoices shall be net thirty
(30) days from date of invoice. Payment to Jabil shall be in U.S. dollars and in immediately available funds. Any equipment, tooling, component, material or other goods or property, which is purchased by Jabil in order to perform its obligations under this Agreement, shall become the property of SKYE once Jabil is reimbursed for all NRE Costs. Jabil shall invoice SKYE for NRE Costs as it is incurred (or at other intervals agreed to by Jabil) during the term of this Agreement and upon cancellation, termination or expiration of this Agreement. Jabil agrees to request advance written approval from SKYE should resource requirements, and thereby NRE Costs, increase materially relative to estimated NRE Costs initially agreed by the Parties. Upon such request, Jabil shall provide to SKYE reasonably detailed supporting documentation and/or descriptions of the NRE Costs for which Jabil seeks reimbursement.

              7.2 TAXES. SKYE shall be responsible for all federal, foreign, state and local sales, use, excise and other taxes (except taxes based on Jabil's income), all delivery, shipping, and transportation charges and all foreign agent or brokerage fees, document fees, custom charges and duties.

8        IMPORT AND EXPORT.

              8.1 RESPONSIBILITIES, LICENSES, APPROVALS AND AUTHORIZATIONS. SKYE shall be responsible for obtaining any required import or export licenses necessary for Jabil to ship Product, including certificates of origin, manufacturer's affidavits, and U.S. Federal Communications Commission's identifier, if applicable and any other licenses required under US or foreign law. SKYE agrees that it shall not export, re-export, resell or transfer, or otherwise require Jabil to ship or deliver any Product, assembly, component or any technical data or software which violate any export controls or limitations imposed by the United States or any other governmental authority, or to any country for which an export license or other governmental approval is required at the time of export without first obtaining all necessary licenses and approvals and paying all duties and fees. SKYE shall provide Jabil with all licenses, certifications, approvals and authorizations in order to permit Jabil to comply with all import and export laws, rules and regulations for the shipment and delivery of the Product. SKYE shall also be responsible for complying with any legislation or regulations governing the importation of the Product into the country of destination and for payment of any duties thereon.



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              8.2    EXPORT CONTROL ASSUMPTIONS AND NOTICE.  Jabil is registered under Section 122 of the International Traffic in Arms Regulations (ITAR). Jabil's acceptance of technical data or hardware subject to ITAR or other export controls ("Controlled Material") is predicated on the following conditions: (1) Jabil must receive specific, advance written notice that the project to which an order or the quote relates is subject to ITAR or other export controls and a description of such controls; (2) all Controlled Material shall bear prominent and appropriate markings or legends identifying it as such; (3) Controlled Material shall be disclosed only to authorized persons designated by Jabil; (4) Controlled Material in electronic form shall not be transmitted to Jabil by e-mail, but rather by File Transfer Protocol (FTP) to Jabil's designated secure site. Jabil will assume that any technical data or hardware received other than as set forth above is not subject to ITAR, but rather is classified under the Export Administration Regulations as ECCN EAR99.

9        DESIGN  SERVICES.  In the event  that the Parties agree that Jabil will provide design services for SKYE, the terms and conditions of such services shall be set forth in a mutually agreed upon design services agreement prior to the commencement of any design services.

10       CHANGE ORDERS, RESCHEDULING AND CANCELLATION.

              10.1 CHANGES TO MANUFACTURING SERVICES, PACKAGING AND SHIPPING SPECIFICATIONS AND TEST PROCEDURES. SKYE may, in writing, request a change to the Manufacturing Services, Packaging and Shipping Specifications and Test Procedures at any time. Jabil will analyze the requested change and provide SKYE with an assessment of the effect that the requested change will have on cost, manufacturing, scheduling, delivery and implementation. SKYE will be responsible for all costs associated with any accepted changes. Any such change shall be documented in a written change order and shall become effective only upon mutual written agreement of both Parties to the terms and conditions of such change order, including changes in time required for performance, cost and applicable delivery schedules.

              10.2 PRODUCTION INCREASES. SKYE may, in writing, request increases in production volume of Product for an outstanding Build Schedule at any time. Jabil will analyze the request and determine if it can meet the requested increase within the required Lead-time. If Jabil can satisfy the requested increase it will provide SKYE with a new Build Schedule setting forth the expected delivery date of the changed order. If Jabil is unable to satisfy or comply with SKYE's requested increase in production volume within the requested time frame for delivery, Jabil will provide the reasons preventing Jabil from satisfying the requested increase within five (5) business days after receipt of SKYE's request. Any such change shall be documented in writing and shall become effective only upon mutual written agreement of both Parties to the terms and conditions of such change, including changes in time required for performance, cost and applicable delivery schedules. Any such change shall be documented in a written change order and shall become effective only upon mutual written agreement of both Parties to the terms and conditions of such change order, including changes in time required for performance, cost and applicable delivery schedules.

              10.3 PRODUCT CONFIGURATION CHANGES AND ENGINEERING CHANGES. SKYE may request configuration or engineering changes to Product in writing at any time. Jabil will analyze the request and determine if it can meet the requested changes within the required Lead-time. If Jabil can satisfy the requested change it will provide SKYE within five (5) business days after receipt of the configuration or engineering request notice, a notice of acceptance of the requested changes along with any additional costs and expected changes to delivery schedules. If Jabil is unable to satisfy or comply with SKYE's requested changes within the requested time frame for delivery, Jabil will provide the reasons preventing Jabil from satisfying the requested increase within five (5) business days after receipt of SKYE's request. Any such change shall be documented in writing and shall become effective only upon mutual written agreement of both Parties of the terms and conditions of such change, including changes in time



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required for performance, cost and applicable delivery schedules.

              10.4 TREATMENT OF OBSOLETE/END-OF-LIFE MATERIAL AND EXCESS INVENTORY. Upon receiving notice from SKYE that any Product, component or assembly has become obsolete or has reached end-of-life Jabil will, within a reasonable period after receiving such notice, provide SKYE with an analysis of SKYE's liability to Jabil for components and materials acquired or scheduled to be acquired to manufacture such Product. SKYE shall be liable for E&O Inventory at Jabil's Purchasing Standard Cost plus twenty percent (20%) to be billed following the event which results in E&O Inventory (e.g., agreed-to order rescheduling, change order, order cancellation), or each calendar quarter if not invoiced following such event. Jabil will use Commercially Reasonable Efforts to assist SKYE in minimizing SKYE's liability by taking the following steps:

         o As soon as is commercially practical reduce or cancel component and material orders to the extent contractually permitted.
         o Return all components and materials to the extent contractually permitted.
         o Make all Commercially Reasonable Efforts to sell components and materials to third parties.
         o Assist SKYE to determine whether current work in progress should be completed, scrapped or shipped "as is" (completed work shall be billed at the finished Product price; scrapped or "as-is" shipments to be billed subject to Jabil's quote for same).

              10.5 RESCHEDULED DELIVERY OF ORDERS. SKYE may request Jabil to reschedule the delivery date for Product(s) identified in pending orders in accordance with this Section 10.5. The charges to SKYE for deferring or accelerating delivery of an order (rescheduled) are outlined below. In addition, SKYE shall be responsible for payment of any expedited shipping charges imposed on Jabil by a supplier for accelerated deliveries.

DAYS PRIOR TO                RESCHEDULE
DELIVERY DATE                TERMS

0-30 days                    SKYE may not  reschedule an order within 30 days of
                             the delivery date without payment in full for the order.

31-60 days from              SKYE may reschedule the delivery of up to 25% of an
original delivery            order  without additional  liability  provided that
date                         such  rescheduled  order  is   rescheduled  to   be
                             delivered within thirty (30) days of the original delivery date.

61-90 days from              SKYE may  reschedule  delivery  of  up to 50% of an
original delivery date       order  without additional  liability  provided that
                             such  rescheduled   order  is   rescheduled  to  be
                             delivered within thirty (60) days of the original delivery date.

90 days and beyond           SKYE  may  reschedule  75%  of  an   order  without
from original delivery       additional liability provided that such rescheduled
date                         order is  rescheduled  to be delivered within sixty
                             (90) days of the original delivery date.

No Build Schedule (order) may be cancelled in whole or in part without Jabil's prior written consent, which consent may be given by Jabil in its sole discretion. In the event of an order cancellation agreed to in writing by Jabil, SKYE shall be liable for cancellation charges quoted by Jabil, which may include without limitation, charges for E&O Inventory as provided herein, work-in-process, and supplier-imposed charges, such as cancellation and



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transportation  charges  to obtain  and  return  the  materials  or  components.
Reschedules in excess of the maximum deferred quantity or period (set forth above) will be considered cancellations and subject to the foregoing applicable cancellation charges. Reschedules and cancellations may result in revised product pricing.

              10.6   TERMINATION  CHARGES.   Upon  termination,   expiration  or
cancellation of this Agreement for any reason, Jabil shall submit to SKYE Jabil's invoices for termination/cancellation charges within (a) 60 days from the effective date of such termination, expiration or cancellation. Jabil's invoice for such charges shall be based upon costs incurred by Jabil up to the date of termination, expiration or cancellation ("Termination Effective Date") and shall also include costs accrued after the Termination Effective Date but resulting from such termination, expiration or cancellation as further provided below. Jabil will provide to SKYE all information reasonably necessary to confirm the costs and expenses sustained by Jabil due to termination, expiration or cancellation. To the extent that Jabil cannot mitigate its costs as set forth in Section 10.7 below, upon cancellation, expiration or termination for any reason, SKYE's obligation shall be to pay the charges claimed by Jabil as follows:

                        10.6.1 The applicable price for the Product of which Jabil has completed manufacture prior to the Termination Effective Date pursuant to an issued Build Schedule for which payment has not been made;

                        10.6.2 Reimbursements for material acquisition costs, components, subassemblies and work-in-process at the time of Termination Effective Date which were purchased or ordered pursuant to issued Build Schedules or Build Schedule Forecasts, and E&O Inventory at PSC plus twenty percent (20%);

                        10.6.3 Jabil's reasonable cancellation costs incurred for components, materials and subcontracted items that Jabil had on order on behalf of SKYE on the Termination Effective Date pursuant to issued Build Schedules or Build Schedule Forecasts; and

                        10.6.4 Jabil's cost of equipment or tooling purchased by Jabil specifically for the manufacture, test, design, or packaging of Product and any other services rendered or costs incurred by Jabil under this Agreement. All goods for which SKYE shall have paid 100% of Jabil's incurred cost or more shall be held by Jabil for SKYE's account and SKYE may arrange for its acquisition of them on AS-IS, WHERE-IS basis.

              10.7 DUTY TO MITIGATE COSTS. Both Parties shall, in good faith, undertake Commercially Reasonable Efforts to mitigate the costs of termination, expiration or cancellation. Jabil shall make Commercially Reasonable Efforts to cancel all applicable component and material purchase orders and reduce component inventory through return for credit programs or allocate such components and materials for alternate SKYE programs if applicable, or other customer orders provided the same can be used within thirty (30) days of the termination date.

11       TERM. The term of this Agreement  shall begin on the Effective Date and shall end upon final payment to Jabil of all monies due to Jabil under this Agreement. Notwithstanding the foregoing, Sections 4.1, 4.2, 4.3, 4.6, 5, 6, 7, 8, 10.4, 10.5, 10.6, 10.7, 11, 12.4, 13, 14, 15, 16, 17, 19 and 21 herein shall survive the expiration, cancellation or termination of this Agreement.

12       TERMINATION. This Agreement may be terminated as follows:

              12.1 TERMINATION FOR CONVENIENCE. This Agreement may be terminated at any time upon the mutual written consent of the Parties or upon the date for termination set forth in a written notice given by one Party to the other not less than ninety (90) days prior to such date.



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              12.2    TERMINATION FOR  CAUSE.  Either  Party  may terminate this
Agreement based on the material breach by the other Party of the terms of this Agreement, provided that the Party alleged to be in material breach receives written notice setting forth the nature of the breach at least thirty (30) days prior to the intended termination date. During such time the Party in material breach may cure the alleged breach and if such breach is cured within such thirty (30) day period, no termination will occur and this Agreement will continue in accordance with its terms. If such breach shall not have been cured, termination shall occur upon the termination date set forth in such notice.

              12.3 TERMINATION FOR BANKRUPTCY/INSOLVENCY. Upon the happening of any of the following events with respect to a Party, this Agreement may be terminated immediately:

                        12.3.1 The appointment of a receiver or custodian to take possession of any or all of the assets of a Party, or should a Party make an assignment for the benefit of creditors, or should there be an attachment, execution, or other judicial seizure of all or a substantial portion of a Party's assets, and such attachment, execution or seizure is not discharged within thirty (30) days.

                        12.3.2 A Party becomes a debtor, either voluntarily or involuntarily, under Title 11 of the United States Code or any other similar law and, in the case of an involuntary proceeding, such proceeding is not dismissed within thirty (30) days of the date of filing.

                        12.3.3 The dissolution or termination of the existence of a Party whether voluntarily, by operation of law or otherwise.

              12.4 TERMINATION CONSEQUENCES. If this Agreement is terminated for any reason, SKYE shall not be excused from performing its obligations under this Agreement with respect to payment for all monies due Jabil hereunder including fees, costs and expenses incurred by Jabil up to and including the Termination Effective Date.

13       CONFIDENTIALITY.

              13.1. CONFIDENTIALITY OBLIGATIONS. In order to protect both Parties' Proprietary Information and Technology the Parties agree that each Party shall use the same degree of care, but no less than a reasonable degree of care, as such Party uses with respect to its own similar information to protect the Proprietary Information and Technology of the other Party and to prevent any use of Proprietary Information and Technology other than for the purposes of this Agreement. This Section 13 imposes no obligation upon a Party with respect to Proprietary Information and Technology which (a) was known to such Party before receipt from the disclosing Party; (b) is or becomes publicly available through no fault of the receiving Party; (c) is rightfully received by the receiving Party from a third party without a duty of confidentiality; (d) is disclosed by the disclosing Party to a third party without imposing a duty of confidentiality on the third party; (e) is independently developed by the receiving Party without a breach of this Agreement; or (f) is disclosed by the receiving Party with the disclosing Party's prior written approval. If a Party is required by a government body or court of law to disclose Proprietary Information and Technology, this Agreement or any portion hereof, then such Party agrees to give the other Party reasonable advance notice so that the other Party may seek a protective order or otherwise contest the disclosure.

              13.2. EMPLOYEES, AGENTS AND REPRESENTATIVES. Each Party represents and warrants to the other that it has adopted policies and procedures with respect to the receipt and disclosure of confidential or proprietary information, such as the Proprietary Information and Technology with its employees, agents



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and representatives.  Each Party represents and warrants to the other Party that it will cause each of its employees, agents and representatives to maintain and protect the confidentiality of the other Party's Proprietary Information and Technology.

              13.3. TERM AND ENFORCEMENT. The confidentiality obligation set forth in this Agreement shall be observed during the term of the Agreement and for a period of two (2) years following the termination of this Agreement. Each Party acknowledges that a breach of any of the terms of this Section 13 may cause the non-breaching Party irreparable damage, for which the award of damages would not be adequate compensation. Consequently, the non-breaching Party may institute an action to enjoin the breaching Party from any and all acts in violation of those provisions, which remedy shall be cumulative and not exclusive, and shall be in addition to any other relief to which the non-breaching Party may be entitled at law or in equity. Such remedy shall not be subject to the arbitration provisions set forth in Section 21.13.

              13.4. RETURN OF PROPRIETARY INFORMATION AND TECHNOLOGY. Upon the termination, cancellation or expiration of this Agreement all Proprietary Information and Technology shall, upon written request, be returned to the respective Party, or at the respective Party's discretion, destroyed by the receiving Party.

14       INTELLECTUAL PROPERTY RIGHTS; ASSIGNMENT.

              14.1 JABIL EXISTING INTELLECTUAL PROPERTY. Jabil shall retain all right, title and ownership to any Jabil Existing Intellectual Property that is incorporated into any Product that is prepared as part of the Manufacturing Services or as part of any other work provided pursuant to this Agreement or any other related agreement executed by the Parties.

Upon full payment of all monies due and owing under this Agreement and all other monies due and owing to Jabil pursuant to any other related agreement executed by the Parties, Jabil will grant to SKYE a worldwide, non-exclusive, fully paid-up, royalty free right and license to the Jabil Existing Intellectual Property only insofar as is required for SKYE to use, sell or distribute the Product provided as part of the Manufacturing Services performed by Jabil pursuant to this Agreement; provided however, that no license to manufacturing processes and/or manufacturing process improvements shall be granted hereunder.

              14.2 JABIL CREATED INTELLECTUAL PROPERTY. Jabil shall retain all right, title and ownership to any Jabil Created Intellectual Property that is incorporated into any Product that is prepared as part of the Manufacturing Services or into any other work provided pursuant to this Agreement or any other related agreement executed by the Parties.

Upon full payment of all monies due and owing under this Agreement and all other monies due and owing to Jabil pursuant to any other related agreement executed by the Parties, Jabil will assign to SKYE all right, title and interest in and to the Jabil Created Intellectual Property. SKYE hereby grants to Jabil a worldwide, non-exclusive, fully paid-up, royalty-free right and license in and to the Product and the Jabil Created Intellectual Property.

15       MANUFACTURING RIGHTS.  In consideration of the transfer by Jabil of the rights to the Jabil Intellectual Property, SKYE grants Jabil exclusive manufacturing rights for one hundred percent (100%) of SKYE's products that contain any Jabil Intellectual Property and/or any SKYE product containing a "derivative" of the Jabil Intellectual Property. For the purposes of this Agreement, a derivative is defined as "a design that is based in full or in part on the Jabil Intellectual Property". These manufacturing rights shall remain exclusive for the life of any SKYE product unless the Parties mutually agree that the term of manufacturing exclusivity shall be for a shorter period as specifically set forth in any other related agreement executed by the Parties. In the event that manufacturing is subsequently transferred to a third party, SKYE and Jabil shall mutually agree upon the terms and


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conditions of, and shall use Commercially Reasonable Efforts to facilitate, such transfer. In such event, SKYE shall, at a minimum, be liable for all monies due Jabil as set forth herein and any other monies due Jabil as set forth in any other related agreement executed by the Parties.

16       SKYE WARRANTY AND INDEMNIFICATION. SKYE represents and warrants that it has conducted, and will conduct, all patent, trademark and copyright searches necessary to identify and evaluate any potential infringement claims with respect to the Product. SKYE agrees to indemnify, defend and hold Jabil and its employees, Subsidiaries, Affiliates, successors and assigns harmless from and against all claims, damages, losses, costs and expenses, including attorneys' fees, arising from any third party claims asserted against Jabil and its employees, Subsidiaries, Affiliates, successors and assigns, that are based in part or in whole on any of the following: (a) Specifications, SKYE Proprietary Information and Technology, any Product, or any information, technology and processes supplied and/or approved by SKYE or otherwise required by SKYE of Jabil; and (b) that any item in subsection (a) infringes or violates any patent, copyright or other intellectual property right of a third party, and (c) design or product liability alleging that any item in subsection (a) has caused or will in the future cause damages of any kind. Jabil may employ counsel, at its own expense to assist Jabil with respect to any such claims, provided that if such counsel is necessary because of a conflict of interest with SKYE or its counsel or because SKYE does not assume control of the defense of a claim for which SKYE is obligated to indemnify Jabil hereunder, SKYE shall bear such expense. SKYE shall not enter into any settlement that affects Jabil's rights or interests without Jabil's prior written approval, which shall not be unreasonably withheld. Jabil will provide such assistance and cooperation as is reasonably requested by SKYE or its counsel in connection with such indemnified claims.

17       RELATIONSHIP OF PARTIES.  Jabil shall perform its obligations hereunder as an independent contractor. Nothing contained herein shall be construed to imply a partnership or joint venture relationship between the Parties. The Parties shall not be entitled to create any obligations on behalf of the other Party, except as expressly contemplated by this Agreement. The Parties will not enter into any contracts with third parties in the name of the other Party without the prior written consent of the other Party.

18       INSURANCE.  Each  Party will keep its business and  properties  insured at all times against such risks for which insurance is usually maintained by reasonably prudent Persons engaged in a similar business (including insurance for hazards and insurance against liability on account of damage to Persons or property and insurance under all applicable worker's compensation laws). The insurance maintained shall be in such monies and with such limits and deductibles usually carried by Persons engaged in the same or a similar business.

19       PUBLICITY.  Without the consent of the other Party, neither Party shall refer to this Agreement in any publicity or advertising or disclose to any third party any of the terms of this Agreement. Notwithstanding the foregoing, neither Party will be prevented from, at any time, furnishing any information to any governmental or regulatory authority, including the United States Securities and Exchange Commission or any other foreign stock exchange regulatory authority, that it is by law, regulation, rule or other legal process obligated to disclose, so long as the other Party is given advance written notice of such disclosure pursuant to Section 13.1. A Party may disclose the existence of this Agreement and its terms to its attorneys and accountants, suppliers, customers and others only to the extent necessary to perform its obligations and enforce its rights hereunder.

20 FORCE MAJEURE. Neither Party will be liable for any delay in performing, or for failing to perform, its obligations under this Agreement (other than the payment of money) resulting from any cause beyond its reasonable control including, acts of God; blackouts; power failures; inclement weather; fire; explosions; floods; hurricanes; typhoons; tornadoes; earthquakes; epidemics; strikes; work stoppages; labor, component or material shortages; slow-downs; industrial disputes; sabotage; accidents; destruction of production facilities; riots or civil disturbances; acts of government or governmental agencies, including changes in law or regulations that materially and adversely


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impact the Party,  and U.S.  Government  priority orders or contracts;  provided that the Party affected by such event promptly notifies (in no event more than ten (10) business days of discovery of the event) the other Party of the event. If the delays caused by the force majeure conditions are not cured within sixty
(60) days of the force majeure event, then either Party may immediately terminate this Agreement. Termination of this Agreement pursuant to this Section 20 shall not affect SKYE's obligation to pay Jabil, as set forth herein.

21       MISCELLANEOUS.

         21.1 NOTICES. All notices, demands and other communications made hereunder shall be in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid), by facsimile or EDI (with telephone confirmation) addressed to the respective Parties at the following addresses:

         NOTICE TO JABIL:           Jabil Circuit, Inc.
                                    615 South River Drive
                                    Tempe, AZ  85281
                                    Facsimile: (480) 829-4000
                                    Attn: C. Wilson Rudd

         WITH A COPY TO:            Jabil Circuit, Inc.
                                    10560 Dr. M.L. King Jr. Street North
                                    St. Petersburg, FL 33716
                                    Facsimile: (727) 803-3352
                                    Attn: General Counsel

         NOTICE TO SKYE:            SKYE international, Inc.
                                    7150 West Erie Street
                                    Chandler, AZ 85226-2424
                                    Facsimile: (480) 889-9998
                                    Attn: General Counsel

         WITH A COPY TO:            Kenneth R. Pinckard, Esq.
                                    3104 E. Camelback, #245
                                    Phoenix, AZ 85016
                                    Facsimile: (480) 556-9953
                                    Attn: Kenneth R. Pinckard
                                                             -

              21.2 ATTORNEYS' FEES AND COSTS. In the event that attorneys' fees or other costs are incurred to enforce payment or performance of any obligation, agreement or covenant between the Parties or to establish damages for the breach of any obligation, agreement or covenant under this Agreement, or to obtain any other appropriate relief under this Agreement, whether by way of prosecution or defense, the prevailing Party shall be entitled to recover from the other Party its reasonable attorneys' fees and costs, including any appellate fees and the costs, fees and expenses incurred to enforce or collect such judgment or award and any other relief granted.

              21.3 AMENDMENT. No course of dealing between the Parties hereto shall be effective to amend, modify, or change any provision of this Agreement. This Agreement may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Party against whom such change is to be enforced. The Parties may, subject to the provisions of this Section 21.3, from time to time, enter into supplemental



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written agreements for the purpose of adding any provisions to this Agreement or changing in any manner the rights and obligations of the Parties under this Agreement or any Schedule hereto. Any such supplemental written agreement executed by the Parties shall be binding upon the Parties.

              21.4 PARTIAL INVALIDITY. Whenever possible, each provision of this Agreement shall be interpreted in such a way as to be effective and valid under applicable law. If a provision is prohibited by or invalid under applicable law, it shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

              21.5 MONIES. All references to monies in this Agreement shall be deemed to mean lawful monies of the United States of America.

              21.6 ENTIRE AGREEMENT. This Agreement, the Schedules and any addenda attached hereto or referenced herein, constitute the complete and exclusive statement of the agreement of the Parties with respect to the subject matter of this Agreement, and replace and supersede all prior agreements and negotiations by and between the Parties. Each Party acknowledges and agrees that no agreements, representations, warranties or collateral promises or inducements have been made by any Party to this Agreement except as expressly set forth herein or in the Schedules and any addenda attached hereto or referenced herein, and that it has not relied upon any other agreement or document, or any verbal statement or act in executing this Agreement. These acknowledgments and agreements are contractual and not mere recitals. In the event of any inconsistency between the provisions of this Agreement and any Schedule and any addenda attached hereto or referenced herein, the provisions of this Agreement shall prevail unless expressly stipulated otherwise, in writing executed by the Parties. Pre-printed language on each Party's forms, including purchase orders, shall not constitute part of this Agreement and shall be deemed unenforceable.

              21.7 BINDING EFFECT. This Agreement shall be binding on the Parties and their successors and assigns; provided, however, that neither Party shall assign, delegate or transfer, in whole or in part, this Agreement or any of its rights or obligations arising hereunder without the prior written consent of the other Party. Any purported assignment without such consent shall be null and void. Notwithstanding the foregoing, Jabil shall have the right to assign its rights to receive monies hereunder without the prior written consent of SKYE. Notwithstanding anything to the contrary, Jabil may subcontract certain fabricated components and material, such as without limitation, sheet metal, printed circuit boards (PCBs), plastics, cables, and harnesses without obtaining SKYE's consent.

              21.8 WAIVER. Waiver by either Party of any breach of any provision of this Agreement shall not be considered as or constitute a continuing waiver or a waiver of any other breach of the same or any other provision of this Agreement.

              21.9 CAPTIONS. The captions contained in this Agreement are inserted only as a matter of convenience or reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions.

              21.10 CONSTRUCTION. Since both Parties have engaged in the drafting of this Agreement, no presumption of construction against any Party shall apply.

              21.11 SECTION REFERENCES. All references to Sections or Schedules shall be deemed to be references to Sections of this Agreement and Schedules attached to this Agreement, except to the extent that any such reference specifically refers to another document. All references to Sections shall be deemed to also refer to all


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subsections of such Sections, if any.

             21.12 BUSINESS DAY. If any time period set forth in this Agreement expires upon a Saturday, Sunday or U.S. national, legal or bank holiday, such period shall be extended to and through the next succeeding business day.

             21.13  DISPUTE RESOLUTION

                        21.13.1 The Parties shall use good faith efforts to resolve disputes, within twenty (20) business days of notice of such dispute. Such efforts shall include escalation of such dispute to the corporate officer level of each Party.

                        21.13.2 If the Parties cannot resolve any such dispute within said twenty (20) business day period, the matter shall be submitted to arbitration for resolution. Arbitration will be initiated by filing a demand at the Tampa, Florida regional office of the American Arbitration Association ("AAA").

                        21.13.3 Disputes will be heard and determined by a panel of three arbitrators. Each Party will appoint one arbitrator to serve on the panel. A neutral arbitrator will be appointed by the AAA. All arbitrators must have significant experience in resolving disputes involving electronic manufacturing and design services.

                        21.13.4 Within fifteen (15) business days following the selection of the arbitrator, the Parties shall present their claims to the arbitrator for determination. Within ten (10) business days of the presentation of the claims of the Parties to the arbitrator, the arbitrator shall issue a written opinion. To the extent the matters in dispute are provided for in whole or in part in this Agreement, the arbitrator shall be bound to follow such provisions to the extent applicable. In the absence of fraud, gross misconduct or an error in law appearing on the face of the determination, order or award issued by the arbitrator, the written decision of the arbitrator shall be final and binding upon the Parties. The prevailing Party in the arbitration proceeding shall be entitled to recover its reasonable attorneys' fees, costs and expenses including reasonable travel-related expenses.

              21.14 OTHER DOCUMENTS. The Parties shall take all such actions and execute all such documents that may be necessary to carry out the purposes of this Agreement, whether or not specifically provided for in this Agreement.

              21.15 COUNTERPARTS. This Agreement may be executed by facsimile and delivered in one or more counterparts, each of which shall be deemed to be an original and all of which, taken together, shall be deemed to be one agreement.



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              21.16  GOVERNING  LAW  AND  JURISDICTION.  This  Agreement and the
interpretation of its terms shall be governed by the laws of the State of Arizona, without application of conflicts of law principles. The provisions of the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. The Parties hereby agree that the State and Federal Courts with jurisdiction over disputes arising in Pinellas County, Florida shall have exclusive jurisdiction over any litigation hereunder.

              21.17  FEDERAL REGULATIONS.  The parties  agree that the  Products
Jabil is to provide to SKYE hereunder are  "commercial  items" as defined by FAR
2.101. Consequently, Jabil's performance is subject, when applicable, only to such FAR provisions or clauses as are specified in FAR 52.244-6 and such additional clauses as are mandatory flowdowns for suppliers of commercial items at Jabil's tier and which have been specifically accepted by Jabil in writing with respect to a particular Build Schedule (order). Because Jabil's business is commercial, Jabil may be unwilling or unable to meet certain U.S. Government contract requirements, and no Build Schedule shall be subject to any such requirements. In no event shall U.S. Government Cost Accounting (CAS) or the Truth in Negotiations Act (TINA) apply, and in no event shall Jabil be required to provide or certify cost or pricing data.


IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

SKYE INTERNATIONAL, INC.                   JABIL CIRCUIT, INC.



By:   /s/ GREGG C. JOHNSON                 By:    /s/ WILSON RUDD
      ---------------------------                -------------------------------
      Signature                                  Signature

Name:    GREGG C. JOHNSON                  Name:    WILSON RUDD
      ---------------------------                -------------------------------
      (Print)                                    (Print)

Title:   PRESIDENT & CEO                   Title:  SR. OP. DIRECTOR, AMERICAS
      ---------------------------                -------------------------------

ate:     JANUARY 27, 2006                  Date:    2-15-06
      ---------------------------                -------------------------------






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                                   SCHEDULE 1
                       TO MANUFACTURING SERVICES AGREEMENT
                            BETWEEN JABIL AND COMPANY




                                STATEMENT OF WORK


o      PRODUCT  DESCRIPTION:  to be  identified by SKYE in its request for quote
       (RFQ), Build Schedule Forecast and/or Build Schedule.


o SPECIFICATIONS: to be provided to Jabil in writing by SKYE in advance for the applicable Build Schedule.


o      NRE COSTS: to be charged pursuant to Jabil's quote(s) to SKYE for same.


o COMPONENTS AND MATERIALS REQUIREMENTS (BOM): to be procured pursuant to SKYE Build Schedule Forecasts, Build Schedules and other written instructions by SKYE to Jabil, subject to Supplier Purchase Requirements.


o TEST PROCEDURES: to be provided to Jabil in writing by SKYE or approved by SKYE in advance for the applicable Build Schedule.


o PACKAGING AND SHIPPING SPECIFICATIONS: to be provided to Jabil in writing by SKYE or approved by SKYE in advance for the applicable Build Schedule.


o APPROVED MANUFACTURERS LIST (AML): to be provided to Jabil in writing by SKYE or approved by SKYE.




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